Ex. 77O

SCHEDULE A

Harbor Small Cap Growth Fund
Procedures Pursuant to Rule 10f-3

(1) Name of Underwriters
(See Prospectus attached)

Prospectus Attached

(2) Name of Issuer: Extended Stay America, Inc.

(3) Title of Security: Common Stock

(4) Date of First Offering: 11/13/2013

(5) Amount of Total Offering: 28,250,000

(6) Type of Offering1-(1): U.S. registered public offering

(7) Unit Price: $20.00

(8) Underwriting Spread or Commission: 0.66 (selling commission)

(9) Rating: N/A

(10) Maturity Date: N/A

(11) Current Yield: N/A

(12) Yield to Maturity: N/A

(13) Subordination Features: N/A

(14) Nature of Political Entity, if any, Including in the Case of Revenue Bond, Underlying Entity Supplying the Revenue: N/A

(15) Total Par Value of Bonds Purchased: N/A

(16) Dollar Amount of Purchase: $1,526,200

(17) Number of Shares Purchased: 76,310

(18) Years of Continuous Operation of Issuer: 19 years

(19) % of Offering Purchased by Fund other than in an Eligible
Rule 144A Offering(i.e. U.S. registered public offering, Eligible
Foreign Offering, or Offering of Eligible Municipal Securities): 0.27%

(20) % of Eligible Rule 144A Offering Purchased by Fund**: 0%

(21) % of Offering Purchased by other funds advised by the same
Adviser*** other than in an Eligible Rule 144A Offering: 0.06%

(22) % of Eligible Rule 144A Offering Purchased by other funds** advised by the same Adviser***: 0%

(23) Sum of (19), (20), (21) and (22) (must be less than 25%): 0.33%

(24) Name(s) of Underwriter(s) or Dealer(s) from which Purchased:
Goldman Sachs & Co.

(25) Is the Affiliate a Manager or Co- manager of Offering?
Co-manager

(26) Were Purchases Designated as Group Sales or Otherwise Allocated to the Affiliate? No

(27) Recent similar underwritings (including date, total offering value, unit price and underwriting discount): None
_______________________________
**	In calculating percentage amounts for Items 20 and 22, do not include portion of Eligible Rule 144A Offering purchased by non-QIBs.

***	Include purchases made in the same offering by other funds which share the same subadviser as the Fund.
1	The type of offering may only be one of the following:  (1) U.S. registered public offering, (2) offering of Eligible Municipal Securities, (3) Eligible
Rule 144 Offering (4) Eligible Foreign Offering.